Exhibit 99.4

SCIPHER MEDICINE CORPORATION

AMENDMENT NO. 2 TO

CONVERTIBLE NOTE PURCHASE AND INVESTMENT OBLIGATION AGREEMENT

This Amendment No. 2 to Convertible Note Purchase and Investment Obligation Agreement is made as of July 17, 2026 (this “Amendment”), by and among Scipher Medicine Corporation, a Delaware corporation (the “Company”), and certain of the persons and entities (the “Purchasers”) listed on Exhibit A-1 to that certain Convertible Note Purchase and Investment Obligation Agreement dated as of March 5, 2026, as amended (the “Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings as defined in the Purchase Agreement.

RECITALS

WHEREAS, the Purchase Agreement specifies that the Strategic Transaction Closing Deadline shall be a date that is on or prior to July 31, 2026, as determined by the Board.

WHEREAS, the Company and the Purchasers now desire to amend the Purchase Agreement to allow the Strategic Transaction Closing Deadline to be a date that is on or prior to March 31, 2027, as determined by the Board.

WHEREAS, the Company and the Purchasers also desire to amend the Purchase Agreement (i) to provide for a new issuance of convertible notes in July 2026, (ii) to increase the Strategic Investment Pro Rata Amounts for each investor proportionally, and (iii) to make certain other changes, as described herein.

WHEREAS, Section 6.8 of the Purchase Agreement provides that any term of the Purchase Agreement may be amended, terminated or waived with the written consent of the Company and the holders of Notes or Prior Notes issued by the Company representing at least sixty percent (60%) of the aggregate principal amount of the Notes and Prior Notes then outstanding (the “Requisite Purchasers”).

WHEREAS, the undersigned parties constitute the Requisite Purchasers.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the undersigned Purchasers agree as follows:

1. Amendment to Section 1.4 of Purchase Agreement. Section 1.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“1.4 Investment Obligation for Strategic Transaction. By executing this Agreement, each Purchaser agrees that, if at any time on or prior to July 20, 2026, and subject to the terms and conditions set forth in this Section 1.4, the Board approves a Strategic Transaction, then each Purchaser shall wire to the Company an amount equal to or greater than such Purchaser’s Strategic Transaction Pro Rata Amount on or before the Strategic Transaction Closing Deadline (such obligation of each Purchaser, the “Investment Obligation”), which funds shall be maintained by the Company in accordance with Section 1.7(b) below. Any such funds wired by a Purchaser to the Company shall be referred to as “Investment Obligation Funds.” The “Strategic Transaction Closing Deadline” shall be a date on or prior to March 31, 2027, as determined by the Board, which date shall be no earlier than five (5) Business Days following the Company’s delivery to the Purchasers of a notice (the “Strategic Transaction Closing Notice”) confirming the Board’s approval of a Strategic Transaction and the date of the Strategic Transaction Closing Deadline.

Upon prior written notice to the Company, any Purchaser may fulfill its Investment Obligation by wiring such Purchaser’s Strategic Transaction Pro Rata Amount to the Company at any time on or prior to the Strategic Transaction Closing Deadline. Each Purchaser agrees that, in the event that the Board approves a Strategic Transaction, such Purchaser will execute and deliver to the Company all of the transaction documents approved by the Board related to the PIPE (as defined below); provided that such documents (i) are the same documents to be entered into by the other investors participating in the PIPE, and (ii) have customary exceptions applicable to the Purchaser, including limited representations, warranties, liability and indemnification obligations for the Purchaser.”

2. Amendment to Section 1.7(b) of Purchase Agreement. Section 1.7(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The Company agrees that all Investment Obligation Funds will be held by the Company in escrow for the benefit of the Purchaser that wired such Investment Obligation Funds to the Company and that such funds shall be used solely for the purchase of shares of common stock (or their equivalent) of Snowdrift Parent Corporation (“Snowdrift”) in a private placement in public equity transaction (the “PIPE”), effective as of the closing of such Strategic Transaction. In the event that (a) the Company, Snowdrift, Chemomab Therapeutics Ltd. and other parties have entered into a definitive merger or similar agreement for the Strategic Transaction and such definitive agreement is subsequently terminated, or (b) the PIPE is not consummated by March 31, 2027, 2026, then the Company shall promptly return to each Purchaser the amount of the Investment Obligation Funds such Purchaser wired to the Company. Except as expressly provided in this Section 1.7(b), no Purchaser shall have any right to the return of such Purchaser’s Investment Obligation Funds wired to the Company.”

3. New Section 1.10 of Purchase Agreement. A new Section 1.10 is hereby added to the Purchase Agreement to read as follows:

“1.10 July Convertible Note Closing; Updated Aggregate Pro Rata Amounts for Purchasers.

(a)	Sale and Issuance of July 2026 Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the July Convertible Note Initial Closing (as defined below), the Company’s Senior Unsecured Convertible Promissory Notes substantially in the form attached hereto as Exhibit B, as amended (each, without distinction, a “July Note” and, collectively, the “July Notes”) in the original principal amounts for each Purchaser appearing beside such Purchaser’s name on Exhibit A-1 attached hereto under the heading “July Convertible Note Closing(s).” The obligations of the Purchasers hereunder to purchase the Notes are several and not joint.

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(b)	The initial purchase and sale of the July Notes shall take place remotely via the exchange of documents and signatures on or around July 21, 2026, or at such other time and place as the Company and the Purchasers mutually agree, orally or in writing (which time and place are designated as the “July Convertible Note Initial Closing”). In the event there is more than one closing related to the July Notes, including, without limited, any July Convertible Note Additional Closing (as defined below), the term “Closing” shall apply to each such closing unless otherwise specified.

(c)	At each Closing related to the July Notes, the Company shall issue and deliver to each Purchaser a July Note in the aggregate principal amount set forth opposite such Purchaser’s name on Exhibit A-1 attached hereto against payment by the Purchaser of the principal amount of such July Note by wire transfer to a bank account designated by the Company.

(d)	Sale of Additional July Notes. Promptly following the July Convertible Note Initial Closing, the Company shall conduct an offering to the Purchasers listed on Exhibit A-3 who did not participate in the July Convertible Note Initial Closing and shall offer each such Purchaser the right to participate in such offering by allowing such Purchaser to purchase a July Note or July Notes (each such closing, a “July Convertible Note Additional Closing”); provided that such July Convertible Note Additional Closing is consummated on or prior to thirty (30) days after the July Convertible Note Initial Closing (the “July Additional Closing Deadline”). The Company shall update Exhibit A-1 to this Agreement to reflect the principal amounts of the Notes issued at each such Closing and the Purchasers purchasing such Notes.

(e)	Automatic Amendment of Notes for Defaulting Purchasers.

a.	If any Purchaser (i) fails to purchase a July Note or July Notes in an aggregate amount at least equal to 100% of such Purchaser’s July Convertible Note Pro Rata Amount on or prior to the July Additional Closing Deadline, or (ii) fails to wire funds to the Company in an aggregate amount at least equal to 100% of such Purchaser’s Strategic Transaction Pro Rata Amount on or prior to the Strategic Transaction Closing Deadline (in either case, such Purchaser a “Defaulting Purchaser” and any such amount not purchased or wired by such Defaulting Purchaser, the “Defaulting Purchaser Amount”), then the Company shall send written notice (the “Defaulting Purchaser Notice”) to such Defaulting Purchaser of such Defaulting Purchaser’s noncompliance with the provisions of this Section 1.10 and provide such Defaulting Purchaser no more than two (2) Business Days from the date of the Defaulting Purchaser Notice to remedy such noncompliance and purchase such Defaulting Purchaser Amount (the “Remedy Deadline”).

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b.	If a Defaulting Purchaser fails to provide the Defaulting Purchaser Amount to the Company by the Remedy Deadline, then each outstanding Note under this Agreement held by such Defaulting Purchaser (any such Note, a “Defaulting Purchaser Note”) shall be deemed as automatically amended to make such Defaulting Purchaser Note junior in all respects (including right of payment) to the Notes held hereunder by Purchasers that are not Defaulting Purchasers. For the purpose of clarification, any such automatic amendment to a Defaulting Purchaser Note is expected to result in such Defaulting Purchaser Note being cancelled for no consideration in the event the Strategic Transaction is consummated.

c.	For purposes of this Purchase Agreement, the pro rata amounts of any single Purchaser hereunder (with regards to the July Notes and/or such Purchaser’s Investment Obligation) can be allocated to, and satisfied in whole or in part by any affiliate of such Purchaser, or by one or more other Purchasers, by mutual agreement. If, by mutual agreement, a Purchaser (the “Covering Purchaser”) satisfies all or a portion the pro rata amount of another Purchaser (the “Covered Purchaser”) with regards to the July Notes (any such portion, the “Covered Amount”), then (i) the Investment Obligation of such Covering Purchaser shall be reduced by 130% of the Covered Amount and (ii) the Investment Obligation of such Covered Purchaser shall be increased by 130% of the Covered Amount, and Exhibit A-3 shall be updated accordingly, provided in each case that the aggregate pro rata amounts for the Covering Purchaser and Covered Purchaser for the July Notes and the Investment Obligation remain unchanged. In the event that a Purchaser becomes a Defaulting Purchaser, the Purchasers who are not Defaulting Purchasers may invest additional amounts that are equivalent to the aggregate pro rata amount not invested by such Defaulting Purchaser.

4. Omnibus Amendment to Defined Term. The defined term “Convertible Note Pro Rata Amount” is hereby amended to read “March Convertible Note Pro Rata Amount” and all references in the Agreement to “Convertible Note Pro Rata Amount” are hereby amended to read “March Convertible Note Pro Rata Amount.”

5. Amendment to Certain Definitions. The following definitions in Section 1.9 of the Purchase Agreement are hereby amended and restated in their entirety to read as follows:

i.	“Aggregate Pro Rata Amount” of each Purchaser is set forth across from such Purchaser’s name on Exhibit A-3 attached hereto under the column heading “Aggregate Pro Rata Amount” and explicitly replaces and supersedes any and all amounts listed on Exhibit A-2.

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ii.	A Purchaser’s “Excess Investment Amount” means the amount calculated as follows:

1.	If the Total Pre-Closing Funded Amount is equal to or less than $10,000,000, the Excess Investment Amount for a Purchaser shall be the full amount, if any, by which the aggregate principal amount of all Notes purchased by such Purchaser in all Closings (excluding Prior Note Consideration) exceeds such Purchaser’s Combined Convertible Note Pro Rata Amount;

2.	If the Total Pre-Closing Funded Amount is more than $10,000,000 and the aggregate principal amount of all Notes purchased by all Purchasers in all Closings (excluding Prior Note Consideration) equals or exceeds each Purchaser’s Combined Convertible Note Pro Rata Amount, each Purchaser’s Excess Investment Amount shall be zero; and

3.	If the Total Pre-Closing Funded Amount is more than $10,000,000 and any Purchaser purchases Notes in combined aggregate principal amount (excluding Prior Note Consideration) that is less than such Purchaser’s Combined Convertible Note Pro Rata Amount (each, a “Non-Excess Investor”):

a.	the Excess Investment Amount for each Non-Excess Investor shall be zero, and

b.	the Excess Investment Amount for each Purchaser that purchases Notes with a combined aggregate principal amount in all Closings combined that is more than such Purchaser’s Combined Convertible Note Pro Rata Amount (an “Oversubscribing Purchaser”) shall equal the product obtained by multiplying (A) (I) $10,000,000 less (II) the aggregate principal amount of all Notes purchased by all Non-Excess Investors in all Closings, less (III) the sum of all Oversubscribing Purchasers’ aggregate Combined Convertible Note Pro Rata Amounts, by (B) the quotient obtained by dividing (i) the aggregate principal amount of all Notes purchased by such Oversubscribing Purchaser in all Closings that exceeds such Oversubscribing Purchaser’s Combined Convertible Note Pro Rata Amount, by (ii) the aggregate principal amount of all Notes purchased by all Oversubscribing Purchasers in all Closings that exceeds the sum of all such Oversubscribing Purchasers’ Combined Convertible Note Pro Rata Amounts.

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iii.	“Pre-Closing Funded Amount” with respect to a Purchaser means the amount equal to the lesser of (I) the aggregate principal amount of Notes purchased by such Purchaser in all Closings (excluding any Prior Note Consideration applicable to such Purchaser) plus accrued interest on such amount, and (II) the sum of (a) such Purchaser’s Combined Convertible Note Pro Rata Amount plus (b) such Purchaser’s Excess Investment Amount, if any.

iv.	“Strategic Transaction Pro Rata Amount” of each Purchaser means the amount (A) set forth across from such Purchaser’s name on Exhibit A-3 attached hereto under the column heading “Aggregate Pro Rata Amount” less (B) such Purchaser’s Pre-Closing Funded Amount.

6. New Definitions. The following definition are hereby added to Section 1.9 of the Purchase Agreement to read as follows:

i.	“Combined Convertible Note Pro Rata Amount” means a Purchaser’s March Convertible Note Pro Rata Amount, plus such Purchaser’s July Convertible Note Pro Rata Amount, in each case as reflected on Exhibit A-3.

ii.	“July Convertible Note Pro Rata Amount” of each Purchaser means the amount set forth across from such Purchaser’s name on Exhibit A-3 attached hereto under the column heading “July Convertible Note Pro Rata Amount.”

7. New Exhibit A-3 of Purchase Agreement. A new Exhibit A-3 is hereby added to the Purchase Agreement in the form attached hereto as Annex 1.

8. Full Force and Effect. To the extent not expressly amended hereby, the Purchase Agreement shall remain in full force and effect.

9. Entire Agreement. This Amendment, together with the Purchase Agreement and all exhibits thereto and references therein, constitute the entire agreement among the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

10. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

11. Modification. This Amendment may only be altered, amended or modified in accordance with the relevant provisions of the Purchase Agreement.

12. Counterparts. This Amendment may be executed and delivered by facsimile or electronic signature in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature page follows)

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In Witness Whereof, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:

SCIPHER MEDICINE CORPORATION

By:	/s/ Reginald Seeto
Name:	Reginald Seeto
Title:	President and Chief Executive Officer

Signature Page To Scipher Medicine Corporation

Amendment No. 2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

KHOSLA VENTURES SEED D, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
Address:	[***]

KHOSLA VENTURES VI, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

NORTHPOND SM HOLDINGS, LLC
By: Northpond Ventures, LLC
Its: Manager

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory
Address:	[***]

NORTHPOND CAPITAL, LP

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 2

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first written above.

INVESTORS:

BLUE OWL HEALTHCARE OPPORTUNITIES IV LP

By: Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Tim Anderson
Name:	Tim Anderson
Title:	Authorized Signatory

BLUE OWL HEALTHCARE OPPORTUNITIES EF IV LP

By: Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Tim Anderson
Name:	Tim Anderson
Title:	Authorized Signatory
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 2